                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                   ------------------------------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of report (Date of earliest event reported) - May 21, 2001

                      FIRST TENNESSEE NATIONAL CORPORATION
               (Exact Name of Registrant as Specified in Charter)


TENNESSEE                             000-4491              62-0803242
(State or Other Jurisdiction          (Commission           (IRS Employer
of Incorporation)                     File Number)          Identification No.)


                               165 MADISON AVENUE
                               MEMPHIS, TENNESSEE              38103
                    (Address of Principal Executive Office)  (Zip Code)

Registrant's telephone number, including area code - (901) 523-4444

ITEM 5.   OTHER EVENTS AND REGULATION FD DISCLOSURE

         The Tennessee Supreme Court in Culbreath v. First Tennessee Bank National Association ("FTBNA") (described in Note 18 to the Corporation's 2000 audited financial statements included in the financial appendix to the Corporation's 2001 proxy statement) affirmed the Court of Appeal's judgment affirming an award of compensatory damages of $209,156 against FTBNA as well as a $60,000 award in favor of FTBNA against plaintiff, reversed the Court of Appeal's reversal of the award of punitive damages against FTBNA, vacated the Trial Court's award of punitive damages and remanded the case to the Trial Court to consider the record, take such additional evidence as necessary, and apply the factors outlined in a prior Tennessee Supreme Court opinion to arrive at an award of punitive damages.

         In addition to this case, various other claims and lawsuits are pending against the Corporation and its subsidiaries. Although the Corporation cannot predict the outcome of the foregoing actions, after consulting with counsel, it is management's opinion that when resolved, the amount, if any, will not have a material adverse effect on the consolidated financial statements of the Corporation and its subsidiaries.

                                   SIGNATURES

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                       FIRST TENNESSEE NATIONAL CORPORATION



Date: May 22, 2001                        By: Elbert L. Thomas, Jr.
                                             -----------------------------------
                                           Name: Elbert L. Thomas, Jr.
                                           Title: Executive Vice President and
                                                  Chief Financial Officer